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                    SEPARATION AGREEMENT AND GENERAL RELEASE


         THIS SEPARATION AGREEMENT AND GENERAL RELEASE is made and entered into by and between Robert B. Green (hereinafter referred to as "Executive") and Cox Radio, Inc. (hereinafter referred to as "Company" or "CXR").

                              W I T N E S S E T H:

         WHEREAS, Executive has been employed as Group Vice President for CXR with his primary office in Miami/Hollywood, Florida; and

         WHEREAS, Executive wishes to resign his employment with CXR, but wishes to take a six-month personal leave of absence prior to the effective date of such resignation; and

         WHEREAS, CXR has offered to grant Executive the requested leave of absence with full pay and benefits, which are over and above those benefits to which Executive would normally be entitled on such resignation from employment; and

         WHEREAS, Executive and Company desire to settle fully and finally all differences between them, including, but in no way limited to, any differences that might arise out of Executive's employment with Company, and the termination thereof.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

         FIRST: Executive hereby resigns from all employment and offices with CXR, its subsidiaries and affiliates, such resignation to be effective April 3, 2002. CXR accepts this resignation on execution of this Agreement.

                  From and after October 3, 2001, Executive is relieved from his day to day responsibilities and shall not be required to regularly report to work, all subject to paragraph Tenth following.


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                  Effective October 3, 2001, Executive shall have no authority to act on behalf of or otherwise commit the Company, and will not do so.

         SECOND:  (a)      Executive acknowledges that except as provided
following, he has already received all compensation to which he is due.

                  (b) For the period beginning October 4, 2001 through April 3, 2002, Executive shall be placed on a personal leave of absence (the "Paid Leave of Absence") during which CXR will pay to Executive his regular salary at a rate of Twenty-Three Thousand Nine Hundred Forty-Seven Dollars and Thirty-Three Cents ($23,947.33) per month for the six (6) month period. Such amounts shall be paid ratably on regular company pay days.

                  (c) Executive understands and agrees that during the Paid Leave of Absence he will also be provided group medical, dental, and life insurance benefits on the same basis and with the same options as heretofore provided. In addition, Executive has elected to continue his group health insurance under COBRA and Company has agreed to pay on Executive's behalf the premium for his coverage and that of his daughter, on a monthly basis, through August 3, 2003, provided Executive remains in compliance with this Agreement.

                  (d) Executive is one hundred percent (100%) vested in the outstanding 1996 options of seventy thousand ninety-seven (70,097) shares of CXR stock and shall be permitted full exercise of such options according to the terms and conditions of their grant.

                  (e) All amounts payable to Executive shall be subject to any deductions required by law. The payments called for in subparagraphs (b),
(c) and (d) of this Paragraph exceed the amount to which Executive would otherwise be entitled and are in lieu of and discharge any obligations of Company to Executive for compensation, bonuses, commissions, over-rides, severance pay, accrued but unused vacation, and any other expectation of


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remuneration on the part of Executive. Executive understands and agrees that he is not entitled to and will not receive any portion of his bonus potential for 2001.

                  (f) Executive will receive any and all vested benefits to which he is entitled under any benefit, pension or 401(k) plans in which he has participated, and will continue to do so through April 3, 2002.

         THIRD: Executive represents, understands and agrees that his employment with Company will terminate on April 3, 2002.

         FOURTH: This Separation Agreement and General Release shall not in any way be construed as an indication by Company or Executive that either has acted improperly with respect to the other or any other person, or that either party has any rights whatsoever against the other, and each specifically disclaims any liability to or wrongful acts against the other or any other person, on the part of itself, its employees or its agents.

         FIFTH: Executive represents that he has not filed any complaints or charges or lawsuits against Company with any governmental agency or any court, and that he will not do so at any time hereafter, other than for a breach of this Agreement.

         SIXTH: Executive understands and agrees that effective August 29, 2001, he was and is no longer authorized to incur any expenses or obligations or liabilities on behalf of the Company.

         SEVENTH: As a Group Vice president, Executive has been a major participant in CXR's business strategies, marketing, programming and training, and has been a primary contact for CXR with employees, business partners, and content providers who do business with CXR. As a result, Executive has possession and knowledge of, and access to uniquely confidential and proprietary information which CXR must protect to preserve and protect its property, economic


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advantage, relationships and valuable good will. Accordingly, the parties agree that the following safeguards and protections are reasonable and appropriate.

                  (a) Executive has or will immediately return to Company all Company Information including and without limitation all confidential information and such other physical or personal property which Executive received or prepared or helped prepare in connection with his employment with Company, its parent or their affiliates; and Executive has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof. The term "Company Information" as used in this Agreement includes (a) all confidential information including without limitation information received from third parties under confidential conditions; and (b) other technical, sales, marketing, research, training, business, or financial information, the use or disclosure of which might reasonably be construed to be contrary to the interest of Company, its parents or their affiliates.

                  (b) Executive agrees that in the course of his employment with Company or its predecessors or its subsidiaries, he has acquired Company Information as defined in subparagraph (a) above. Executive understands and agrees that such Company Information has been disclosed to Executive in confidence and for use only of Company. Executive understands and agrees that he
(i) will keep such Company Information confidential at all times during and after his employment with Company or its predecessors or its subsidiaries, (ii) will not disclose or communicate Company Information to any third party, and
(iii) will not make use of Company Information on Executive's own behalf, or on behalf of any third party. The undertakings set forth in this paragraph shall survive the termination of this Agreement or other arrangements contained in this Agreement.


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                  (c)      Executive shall not, during his employment with CXR,
and for a period of two (2) years following April 3, 2002, directly or indirectly, for or on behalf of any person, firm or business entity competitive with CXR (i) request or advise any present or future advertiser, client, supplier, or business affiliate of CXR to withdraw, curtail, or cancel its business dealings with CXR or (ii) request, induce, advise or solicit any employee of CXR, including its broadcast stations, to terminate his or her employment with CXR.

                           (i)      Executive understands and agrees that,
because of his responsibilities and identification with CXR he could not work for any business competitive with CXR without inevitably using information that is confidential and proprietary to CXR. Accordingly, and in further consideration of the payments described in Paragraph Second herein, Executive expressly covenants and agrees that until on or after April 3, 2003, he will not work for any radio broadcaster which competes with CXR in any market in which CXR operates or programs a radio station.

         EIGHTH: The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

         NINTH: Executive represents and agrees that he will keep the terms, amount and fact of this Separation Agreement and General Release completely confidential except that Executive may discuss this Agreement with any attorney who is advising Executive in negotiating this Agreement, and that he will not hereafter disclose any information concerning this Separation Agreement and General Release to anyone except his immediate family which includes Executive's spouse and children residing with Executive; provided, they agree to keep said information confidential and not disclose it to others.


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         TENTH: Executive agrees that, as part consideration for the Paid Leave of Absence he receives under this Agreement, he shall remain reasonably available to, and shall fully cooperate with CXR with respect to any matters over which Executive had control, responsibility or knowledge while with CXR.

         ELEVENTH: Except as required by law, Executive shall not comment or respond to any other party regarding facts, circumstances or opinions arising out of the Executive's employment, the ending of the employment relationship, the performance or actions of Executive or the actions, policies, or practices of the Company, its parents, subsidiaries, affiliates, employees or representatives, and the only comment Company will make shall be to the effect that Executive left the Company upon agreeable terms and conditions.

         Executive further agrees that he shall not, in any way, voluntarily assist or encourage any individual or entity in commencing or prosecuting any action or proceeding, including but not limited to individual claimants, and any administrative agency or representative entity, or in any way participate or cooperate in any such actions or proceedings or receive any proceeds as a result thereof; provided that this clause does not prohibit Executive from truthful testimony compelled by administrative or judicial process.

         TWELFTH: Executive represents and agrees that he fully understands his right to discuss all aspects of this Separation Agreement and General Release with his personal attorney; that, to the extent, if any, that he desired, he has availed himself of this right; that he has carefully read and fully understands all of the provisions of this Separation Agreement and General Release, and he is voluntarily entering into this Separation Agreement and General Release.


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         THIRTEENTH: Executive acknowledges that he has been given the right to consider this Agreement for at least twenty-one (21) days, and that, for a period of seven (7) days after execution of this Agreement, Executive has the right to revoke the Agreement. Payments required by this Agreement shall not begin until the seven-day period of revocation has expired.

         FOURTEENTH: As a material inducement to Company to enter into this Separation Agreement and General Release and to provide the Paid Leave of Absence and other benefits provided herein, Executive agrees as follows:

                  (a) Executive hereby irrevocably and unconditionally releases, acquits and forever discharges Company and each of Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives and attorneys of Company and such parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights under federal, state or local laws prohibiting age, sex, or other forms of discrimination, including the Age Discrimination in Employment Act, and claims growing out of any legal restrictions on Company's right to terminate its employees ("Claim" or "Claims"), which Executive now has, owns or holds, or claims to have, own or hold, or which Executive at any time heretofore had, owned or held, or claimed to have had, owned or held, or


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which Executive at any time hereinafter may have, own or hold, or claim to have, own or hold against each or any of the Releasees.

         For the purpose of implementing a full and complete release and discharge of the Releasees, Executive expressly acknowledges that this Separation Agreement and General Release is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in his favor at the time of execution hereof, and that this Separation Agreement and General Release contemplates the extinguishment of any such Claim or Claims.

         FIFTEENTH: It is agreed that the compensation and benefits provided in Paragraph Second, subparagraphs (b), (c) and (d) of this Separation Agreement and General Release which flow to Executive from Company are subject to suspension, reduction, cancellation or recoupment in the event that Executive takes any action or engages in any conduct which violates this Agreement.

         SIXTEENTH: As a further material inducement to Company to enter into this Separation Agreement and General Release, Executive hereby agrees to indemnify and hold each and all of the Releasees harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys' fees incurred by Releasees, or any of them, arising out of any breach of this Separation Agreement and General Release by Executive or the fact that any representation made herein by Executive was false when made.

         SEVENTEENTH: Executive represents and acknowledges that in executing this Separation Agreement and General Release he does not rely and has not relied upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Separation Agreement and General Release or otherwise.


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         This Separation Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior discussions, agreements or understandings between the parties hereto pertaining to the subject matter hereof.

         EIGHTEENTH: This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns.

         NINETEENTH: If any particular provision, or part thereof, of this Agreement is deemed or declared to be invalid, void and/or unenforceable by any Court of competent jurisdiction, the other provisions or parts thereof of this Agreement shall continue in full force and effect and shall be valid and enforceable according to their terms.

         The parties agree that the laws of the State of Georgia shall be the operative and binding law for purposes of interpretation, if any, and enforcement of this Agreement.

         TWENTIETH: The parties agree that venue shall be in Atlanta, Georgia for any actions involving this agreement or the parties' dealings with each other.

         TWENTY-FIRST: This Agreement may be executed in counterparts.


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         PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND GENERAL RELEASE
INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         Executed at 11:15 a.m. this 30th day of August, 2001.


                                        EXECUTIVE



                                        /s/ ROBERT B. GREEN
                                        ---------------------------------------
                                        Robert B. Green


         Executed at 4:20 p.m. this 30th day of August, 2001.


                                        Cox Radio, Inc.



                                        By /s/ ROBERT F. NEIL
                                           ------------------------------------
                                        Name
                                        Title President
                                              ---------------------------------


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